Hunt Law
Law Office of Clifford J. Hunt, P.A.

Reply to:
cjh@huntlawgrp.com

April 8, 2019

Mark C. Jensen, CEO
American Resources Corporation
9002 Technology Lane
Fishers, IN 46038

Re: Registration Statement on Form S-3

Dear Mr. Jensen,

We have acted as counsel to American Resources Corporation, a Florida corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus"), and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by the Company of up to $100,000,000 aggregate initial offering price of securities consisting of (i) shares of the Company's Class A Common Stock, $0.0001 par value per share (the "Common Stock"), (ii) warrants ("Warrants") to purchase Common Stock, or (iii) units consisting of Common Stock, and Warrants, (the "Units"). The Common Stock, Warrants and Units are collectively referred to herein as the "Securities."

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of rendering this opinion. We have examined originals or copies of the following specific documents and corporate records: (i) Articles of Incorporation and amendments thereto; (ii) Bylaws; and (iii) Resolutions of the Board of Directors authorizing the issuance of the Shares. We have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than the Company) any document reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies. As to any fact material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering this opinion, we have relied upon, with the consent of the Company and its Board of Directors: (i) the representations of the Company, its officers and directors as set forth in the aforementioned documents as to factual matters; and (ii) assurances from the officers and directors of the Company regarding factual representations as we have deemed necessary for purposes of expressing the opinions set forth herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company, its officers and directors in the aforementioned documents and have relied upon such information and representations as being accurate and complete in expressing our opinion.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Regarding Securities constituting Common Stock to be sold by the Company, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been issued and delivered, with certificates representing

such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon the exercise of Warrants, the applicable warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon exercise of Warrants that are exercisable to purchase Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

2. Regarding the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Warrants will be validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. Regarding Securities constituting Units, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, terms of the offering thereof and related matters; (ii) the agreement or agreements relating to the Securities comprising the Units have been duly authorized and validly executed and delivered by the Company; and (iii) the certificates representing the Securities comprising the Units have been duly executed, countersigned, registered and delivered in accordance with the appropriate agreements, the Units will be valid and binding obligations of the Company enforceable against the Company in accordance with the their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. With respect to the opinions above, we have assumed that, in the case of each offering and sale of Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Securities constitute Common Stock issuable upon exchange or conversion of Securities constituting Common Stock, or Common Stock issuable upon the exercise of Warrants, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) at the time of the issuance of such Securities, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation and (b) the Company will have the necessary corporate power and due authorization; (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the articles of incorporation and bylaws of the Company and any applicable law or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (vii) if such Securities constitute Common Stock, (a) sufficient shares of Common Stock will be authorized for issuance under the articles of incorporation of the Company that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if Common Stock is issuable upon exercise of Warrants, the applicable warrant agreement) will not be less than the par value of such Common Stock; (viii) if such Securities constitute Common Stock issuable upon the exercise of Warrants, the action regarding such Warrants referred to in Paragraph 3 above will have been taken; and (ix) if such Securities constitute Warrants that are exercisable for Securities constituting Common Stock, the Company will have then taken all necessary action to authorize and approve the

issuance of such Common Stock upon the exercise of such Warrants, the terms of such exercise and related matters and to reserve such Common Stock for issuance upon such exercise.

B. This opinion letter is limited to matters governed by the Florida Business Corporation Act, applicable provisions of the Florida Constitution, reported judicial decisions interpreting those laws and the applicable provisions of the Securities Act, as well as the rules and regulations promulgated thereunder ("Laws").

C. We have assumed in rendering the opinions set forth herein that no person or entity has taken any action inconsistent with the terms of the aforementioned documents or prohibited by law. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstance that may hereafter come to our attention. This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

D. The matters expressed in this opinion letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus and in any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Law Office of Clifford J. Hunt, P.A.

Law Office of Clifford J. Hunt, P.A.